Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                       For the Month of September 1999
                     Distribution Date of October 15, 1999
                           Servicer Certificate #48

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                     $37,758,495.30
Beginning Pool Factor                                           0.0719276

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $3,959,902.41
     Interest Collected                                       $280,265.03

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Final Purchase of Receivables                         $33,781,910.92
     Liquidation Proceeds / Recoveries                        $105,217.17
Total Additional Deposits                                  $33,887,128.09

Repos / Chargeoffs                                             $16,681.97
Aggregate Number of Notes Charged Off                                  69

Total Available Funds                                      $38,127,295.53

Ending Pool Balance                                        $33,781,910.92
Ending Pool Factor                                              0.0643524

Servicing Fee                                                  $31,465.41

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,217,006.83
     Target Percentage                                               5.50%
     Target Balance                                                   N/A
     Minimum Balance                                                  N/A
     (Release) / Deposit                                  ($11,217,006.83)
     Ending Balance                                                 $0.00

Current Weighted Average APR:                                       9.438%
Current Weighted Average Remaining Term (months):                   10.40

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days            $555,975.66       360
                                31 - 60 days           $263,946.15       101
                                60+  days               $66,742.59        30

     Total:                                            $886,664.40       389

     Balances:                  60+  days              $382,038.83        30

Memo Item - Reserve Account
     Prior Month                                    $11,023,980.93
+    Invest. Income                                     $47,084.76
+    Excess Serv.                                      $145,941.14
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $11,217,006.83

Exhibit 20.1
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of September 1999

                                                                                  NOTES
                                                           (Money Market)
                                             TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3        CERTIFICATES
                                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.750%             5.940%             6.050%             6.220%

Beginning Pool Balance                  $37,758,495.30
Ending Pool Balance                     $33,781,910.92

Collected Principal                     $37,741,813.33
Collected Interest                         $280,265.03
Charge - Offs                               $16,681.97
Liquidation Proceeds / Recoveries          $105,217.17
Servicing                                   $31,465.41
Cash Transfer from Reserve Account               $0.00
Total Collections Available
  for Debt Service                      $38,095,830.12

Beginning Balance                       $37,758,495.30               $0.00              $0.00     $30,502,501.94      $7,255,993.36

Interest Due                               $191,393.68               $0.00              $0.00        $153,783.45         $37,610.23
Interest Paid                              $191,393.68               $0.00              $0.00        $153,783.45         $37,610.23
Principal Due                           $37,758,495.30               $0.00              $0.00     $30,502,501.94      $7,255,993.36
Principal Paid                          $37,758,495.30               $0.00              $0.00     $30,502,501.94      $7,255,993.36

Ending Balance                                   $0.00               $0.00              $0.00              $0.00              $0.00
Note / Certificate Pool Factor                                      0.0000             0.0000             0.0000             0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                     $37,949,888.98               $0.00              $0.00     $30,656,285.39      $7,293.603.59

Interest Shortfall                               $0.00               $0.00              $0.00              $0.00              $0.00
Principal Shortfall                              $0.00               $0.00              $0.00              $0.00              $0.00
     Total Shortfall                             $0.00               $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                           $145,941.14
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance          $11,217,006.83
(Release) / Draw                       ($11,217,006.83)
Ending Reserve Acct Balance                      $0.00

Exhibit 20.1
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                          5                     4                   3                   2                   1
                                       May-99                Jun-99              Jul-99              Aug-99              Sep-99
Beginning Pool Balance             $55,027,529.54        $49,264,907.22      $45,318,580.56      $41,579,657.76      $37,758,495.30

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                      $74,280.65            $13,330.12          $22,225.95          $73,395.48          $16,681.97
    Recoveries                           ($600.00)           $20,822.90          $67,306.07          $86,586.29         $105,217.17

Total Charged Off (Months 5, 4, 3)    $109,836.72
Total Recoveries (Months 3, 2, 1)     $259,109.53
Net Loss / (Recoveries) for 3 Mos    ($149,272.81)(a)

Total Balance (Months 5, 4, 3)    $149,611,017.32 (b)

Loss Ratio Annualized  [(a/b) * (12)]    -1.1973%

Trigger:  Is Ratio > 1.5%                      No
                                                                                 Jul-99              Aug-99              Sep-99

B)   Delinquency Trigger:                                                       $416,839.06         $348,800.96         $382,038.83
     Balance delinquency 60+ days                                                  0.91980%            0.83887%            1.01180%
     As % of Beginning Pool Balance                                                0.85902%            0.87511%            0.92349%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:         0.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     0

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer